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                                                                   EXHIBIT 10.12

                                                                  CONFORMED COPY


                             TERMINATION AGREEMENT

         AGREEMENT (the "Agreement") by and among AMF Holdings, Inc., a Delaware corporation ("Holdings"), AMF Bowling, Inc., a Virginia corporation (the "Company"), and Robert L. Morin (the "Executive"), dated as of the 28th day of February, 1997.

         WHEREAS, AMF Group Holdings Inc., a Delaware corporation, directly or indirectly, acquired all of the outstanding common stock of the Company as of May 1, 1996, along with the capital stock and/or assets of certain related entities (the "Transaction") pursuant to that certain Stock Purchase Agreement dated February 16, 1996;

         WHEREAS, in connection with the Transaction, the Executive purchased 150,000 shares of Holdings' common stock, par value $0.01 per share (the "Shares"), at an aggregate purchase price of $1,500,000 and in connection therewith (i) entered into a Stockholders Agreement, by and among Holdings, the Executive and certain other stockholders of Holdings and (ii) borrowed $1,000,000 from Holdings to purchase the Shares;

         WHEREAS, in connection with the Transaction, Holdings, the Company and the Executive entered into that certain Employment Agreement, dated as of May 1, 1996, as amended (the "Employment Agreement"), pursuant to which the Executive currently is employed as the Executive Vice President and Director of Worldwide Market Development of the Company;

         WHEREAS, the Executive also is employed as an Executive Vice President of AMF Group Inc., a Delaware corporation, and AMF Bowling Holdings Inc., a Delaware corporation;

         WHEREAS, the Executive currently is serving on the Board of Directors of Holdings, the Company and certain other related entities;

         WHEREAS, the Company has determined to terminate the employment of the Executive and the Executive accordingly has agreed to resign all positions with the Company and its related entities; and

         WHEREAS, the parties hereto desire to set forth certain agreements with respect to the Executive's termination.






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         NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

         1. All capitalized terms used without definition in this Agreement shall have the meaning set forth in the Employment Agreement.

         2. Termination. Pursuant to Section 5(b) of the Employment Agreement, the Company hereby terminates the Executive's employment as of the date hereof. The Executive hereby agrees to resign all positions with the Company and its related entities as listed in ANNEX I hereto.

         3. Compensation and Benefits. (i) Simultaneously with the execution of this Agreement, pursuant to Sections 6(a)(i) and 6(a)(iii) of the Employment Agreement, the Company shall make a lump sum cash payment to the Executive in the aggregate amount of $270,000, which amount consists of (x) severance pay equal to the Executive's Annual Base Salary and (y) an Allocable Bonus Amount equal to $20,000, receipt of which is acknowledged by the Executive.

         (ii) Commencing on the date hereof and continuing until the first anniversary of the date hereof, the Company shall provide the Executive with the same benefits to which the Executive would be entitled if the Executive remained in the full time employment of the Company.

         (iii) Upon request and as soon as is practicable thereafter, the Company agrees to pay, and shall pay, to the Executive, or as otherwise directed by the Executive, an amount in cash equal to the value of the entire vested and unvested balance of the Executive's account in the Company's 401(k) plan as of the close of business on the date hereof.

         4. Restricted Stock. (i) Holdings hereby agrees to purchase the Shares from the Executive at a purchase price of $10.00 per share for an aggregate purchase price of $1,500,000 (the "Aggregate Purchase Price"). Simultaneously with the execution of this Agreement, Holdings shall pay the Aggregate Purchase Price by delivering to the Executive (x) a cash payment in the aggregate amount of $500,000 and (y) the canceled Amended and Restated Non-Recourse Secured Promissory Note dated May 2, 1996 of the Executive to Holdings in the principal amount of $1,000,000 (the "Note"), representing the repayment of the Note in full (including principal and all of the interest accrued thereon through the date hereof at a per annum rate of 7%).





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         (ii)    Upon the purchase of the Restricted Stock as described in
Paragraph 4(i) above, all options held by the Executive to purchase shares of the common stock of Holdings pursuant to any stock incentive plan or otherwise are terminated and are of no further effect.

         5. The Executive represents and warrants to the Company and Holdings and agrees with the Company and Holdings as follows:

         (i) The Executive will make positive comments concerning the Company, and its related entities, to third parties, including but not limited to members of the bowling industry and the principals of Hong Leong and PlayCenter and any other third party project in which he was engaged during his employment with the Company.

         (ii) The Executive has provided the Company with briefing papers on each of the major projects (the "Projects") in which the Executive was engaged as the Director of Worldwide Market Development of the Company, including but not limited to the Hong Leong, PlayCenter and Hindujas joint ventures and the Las Vegas and New Delhi showcase centers.

         (iii) The Executive will assist and cooperate with representatives of the Company, and its related entities, to ensure a smooth transfer of the Projects and any other transactional items as the Company may reasonably request.

         6. The Company represents and warrants to the Executive and agrees with the Executive as follows:

         (i) Upon request, the Company will provide to the Executive a positive employment reference and recommendation and it will allow the Executive to request a positive and unqualified employment reference and recommendation from Goldman, Sachs & Co.

         (ii) The Company will allow the Executive to purchase, at fair market value as determined by Company, the laptop personal computer used by the Executive during his employment with the Company.

         7. Releases. Except with respect to the above obligations which each party understands and accepts that the other may enforce by appropriate means, the parties, and any of their affiliates, subsidiaries, related entities or assignees as the case may be, release, acquit and forever discharge each other from any and all debts and claims.





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         8.      No Waiver.  The execution, delivery and performance of this
Agreement shall not operate as a waiver of any condition, power, remedy or right exercisable in accordance with the Employment Agreement, and shall not constitute a waiver of any provision of the Employment Agreement.

         9. Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

         10. Effectiveness. This Agreement shall become effective upon the delivery, and the confirmation by the Executive of receipt, of the monies owed to the Executive under the Agreement and the canceled Note to the Executive.





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         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of their respective Board of Directors, each of the Company and Holdings has caused this Agreement to be executed in its name on its behalf, all as of the date and year first written above.


                                           /s/ Robert L. Morin
                                           ----------------------------------
                                           Robert L. Morin

                                           AMF BOWLING INC.


                                           BY: /s/ Stephen E. Hare
                                               ------------------------------
                                               Name:  Stephen E. Hare
                                               Title:  CFO/Treasurer

                                           AMF HOLDINGS INC.


                                           BY: /s/ Stephen E. Hare
                                               ------------------------------
                                               Name:  Stephen E. Hare
                                               Title:  CFO/Treasurer





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                                    ANNEX I

              COMPANY                         POSITION
              -------                         --------
AMF Holdings Inc.                          Director
AMF Group Holdings Inc.                    Director
AMF Group Inc.                             Executive Vice President
                                           Director
AMF Bowling Holdings Inc.                  Executive Vice President
AMF Bowling Inc.                           Executive Vice President





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